ASSIGNMENT AGREEMENT

THIS AGREEMENT is made effective as of this 23rd day of June, 2007.

BETWEEN:

0743868 BC LTD, a corporation incorporated in the Province of British Columbia, having a business office in the City of Kelowna, British Columbia, Canada

(the “Assignor”)

AND:

LEXARIA CORP, a corporation incorporated in the State of Nevada, having a business office in the City of Vancouver BC, Canada

(the “Assignee”)

WHEREAS:

A.

The Assignor and the Assignee are in the business of resource exploration;

B.

Griffin & Griffin Exploration L.L.C. (“Griffin”) is the owner or will become the owner of the oil, gas and mineral leases covering certain prospects and has drilled on each a prospect well (“Program Well”) to a depth sufficient to test the Frio Sands identified as prospectively productive of oil and/or gas (the “Drilling Program”); and

C.

On or about December 21, 2005, the Assignor entered into a Drilling Program Agreement with Griffin & Griffin Exploration, L.L.C. (“Griffin”) (the “Drilling Program Agreement”) to purchase from Griffin a ten percent (10%) gross working interest and revenue interest in the Drilling Program; and

D.

On or about July 27, 2006, the Assignor purchased a ten percent (10%) gross working interest in two additional, previously drilled wells, (the “Two Wells”) namely the PP F-6B and the PP F-52A wells; and

E.

Upon the terms and subject to the conditions set forth in this agreement, with the consent of Griffin, the Assignor has agreed to assign and the Assignee has agreed to accept an assignment of the Drilling Program Agreement and the Two Wells;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.

The Assignor hereby assigns, transfers and sets over to the Assignee all current and future rights, title, interest and benefits held by or granted to the Assignor in and to the Drilling Program Agreement dated December 21, 2005 between the Assignor and Griffin, a complete copy of which is attached hereto as Exhibit “A”.

2.

The Assignor hereby assigns, transfers and sets over to the Assignee all current and future rights, title, interest and benefits held by or granted to the Assignor in and to the Two Wells acquired on or about July 27, 2006 between the Assignor and Griffin,

3.

The Assignor hereby assigns, transfers and sets over to the Assignee all cash flows and/or future developments generated as a result of the Drilling Program Agreement and the Two Wells, as of the date of this Agreement.

4.

The Assignee hereby agrees to pay to the Assignor the sum of Five Hundred and Twenty Thousand ($520,000) Dollars in United States funds as per the following Payment Schedule: On or before July 15, 2007, the Assignee shall pay to the Assignor the sum of $50,000; and, on or before the 15th day of each subsequent month, the Assignee shall pay to the Assignor the sum of $50,000, for ten consecutive months; and then a final payment of $20,000 on the eleventh payment date until such time as the entire $520,000 has been paid. The parties acknowledge that all funds payable herein must be received by the Assignor on or before the respective dates set out above.

5.

If any payment less than the total amount referred to in Paragraph (2), above, is made from the Assignee to the Assignor, and if the Assignee has not within 30 days of such partial payment being made completed the payments then due, then the pro-rata portion of the contemplated rights and interests will be deemed to have been properly purchased, but the pro-rata unpaid balance of the contemplated rights and interests shall revert back to the Assignor.

6.

The Assignor warrants and represents that as of the date of this Assignment Agreement, the Drilling Program Agreement is in full force and effect, without modification or amendment, that it has the full right and authority to transfer said agreement and that the rights transferred herein are free of lien, encumbrance or adverse claim.

7.

The Assignee hereby assumes and agrees to perform all obligations of the Assignor under the Drilling Program Agreement and guarantees to hold the Assignor harmless from any claim or demand, of any kind made hereunder.

8.

This Assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

9.

Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Assignment.

10.

This Assignment may not be amended except by an instrument in writing signed by each of the parties.

11.

This Assignment and the Exhibit hereto contain the entire agreement between the parties with respect to the subject matter hereof and supercede all prior arrangements and understandings, both written and oral, express or implied, with respect thereto.  Any preceding correspondence or offers are expressly superceded and terminated by this Assignment.

12.

All notices and other communications required or permitted under this Assignment must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally recognized courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Assignor:

If to the Assignee:

If to Griffin:

980 Skeena Dr

604 – 700 W. Pender St.

LeFleur’s Gallery

Kelowna, British Columbia

Vancouver, BC

P.O. Box 12274

Canada, V1V 2K7

Canada, V6C 1G8

Jackson, MS, 39236

250.712.9425 ph

604.602.1675 ph

601.713.1175 fax

250.712.9475

fax

604.602.1625 fax

13.

This Assignment will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada as applicable to contracts made and performed therein.

14.

This Assignment may be executed in one or more counterparts, all of which will be considered one and the same Assignment and will become effective when one or mare counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

15.

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

IN WITNESS WHEREOF the parties have executed this Assignment as of the day and year first above written.

ASSIGNOR:

ASSIGNEE:

0743868 BC LTD.

LEXARIA CORP.

Per:

Per:

Authorized Signatory

Authorized Signatory

Name:

Stuart Gray

Name:

Chris Bunka

Title:

President

Title:

President